UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2023

iMedia Brands, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-37495	41-1673770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6740 Shady Oak Road,

Eden Prairie, Minnesota 55344-3433

(Address of principal executive offices)

(952) 943-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	IMBIQ	N/A
8.50% Senior Notes due 2026	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On July 3, 2023, iMedia Brands, Inc. (the “Company”) and certain of its subsidiaries (together with the Company, collectively, the “Sellers”) entered into an Asset and Equity Purchase Agreement (the “Purchase Agreement”) with RNN-TV Licensing Co. LLC (“Buyer”), pursuant to which, subject to the terms and conditions in the Purchase Agreement, Buyer agreed to purchase substantially all of the Sellers’ assets for aggregate consideration consisting of (i) cash in an amount equal to $27,447,305.40 plus interest and fees owed under the DIP Financing Agreement (as defined below) and the Pre-Petition Credit Agreement (as defined in the DIP Financing Agreement) and certain expenses for professional fees of the DIP Lenders and the Pre-Petition Lenders (as defined in the DIP Financing Agreement), (ii) if there is a Minimum Cash Shortfall (as defined in the Purchase Agreement), cash in an amount equal to such Minimum Cash Shortfall, (iii) a “credit” of $7,500,000 plus interest, fees and expenses owed to Buyer in its capacity as a lender under the DIP Financing Agreement pursuant to Section 363(k) of Chapter 11 of title 11 of the United States Code against certain obligations owed by Sellers under the DIP Financing Agreement and (iv) the assumption of the Assumed Liabilities (as defined in the Purchase Agreement), as further described in the Purchase Agreement (the “Sale Transaction”).

The Purchase Agreement contains certain customary representations and warranties made by each party, which are qualified by confidential disclosures provided to the Purchaser in connection with the Purchase Agreement. Sellers and the Buyer have also agreed to customary covenants in the Purchase Agreement.

The closing of the Sale Transaction (the “Closing”) is subject to the satisfaction or waiver of a number of closing conditions, including, among others, (i) the entry of a sale order by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) and (ii) at Closing, the actual Gross A/R and Inventory is less than 88% of the projected amount of Gross A/R and Inventory set forth in the Initial Budget for the last day of the most recent Budget Test Period that has ended (each as defined in the DIP Financing Agreement). The Purchase Agreement provides for reimbursement of Buyer’s expenses if the Purchase Agreement is terminated in certain circumstances.

 The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein in its entirety by reference. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties.

DIP Financing Agreement

On July 6, 2023, the Company and Siena Lending Group LLC and the other parties thereto as lenders (collectively, the “DIP Lenders”) entered into a senior secured super-priority debtor-in-possession credit facility in a maximum loan amount of (a) $31,947,305.40 prior to closing the Sale Transaction, and (b) $34,947,305.40 on consummation of the Sale Transaction, in each case subject to the terms and conditions set forth therein (the “DIP Financing Agreement”). On July 6, 2023, the Bankruptcy Court entered an order that approved the DIP Financing Agreement on an interim basis (the “Interim DIP Order”), with a final hearing to approve the financing scheduled for July 24, 2023. In accordance with the Interim DIP Order, each week the Company is permitted to borrow, subject to Permitted Variances (as defined in the DIP Financing Agreement), an amount equal to the Total Disbursements (as defined in the DIP Financing Agreement) for such week.

Pursuant to the DIP Financing Agreement, the DIP Lenders are providing a senior secured, superpriority debtor-in-possession loan facility (the “DIP Facility”), consisting of a term loan in the aggregate amount of $15,000,000 and revolving loans in the amount of up to (a) $16,947,305.40 prior to consummation of the Sale Transaction and (b) $19,947,305.40 upon consummation of the Sale Transaction. The DIP Financing Agreement has various customary covenants, as well as covenants mandating compliance by the Company with a 13-week approved budget updated on a weekly basis. The proceeds of all or a portion of the proposed DIP Financing Agreements may be used for, among other things, post-petition working capital for the Company and its subsidiaries, payment of costs to administer the jointly administered Chapter 11 cases (Case No. 23-10852) filed by the Company and its U.S. subsidiaries on June 28, 2023 (“Chapter 11 Case”), payment of expenses and fees of the transactions contemplated by the Chapter 11 Case, payment of court-approved adequate protection obligations, and payment of other costs, in each case, subject to the approved budget and such other purposes permitted under the DIP Financing Agreement and the Interim DIP Order or any other order of the Bankruptcy Court.

The DIP Financing Agreement also contemplates refinancing, with the proceeds of the DIP Facility (including the term loan) and ordinary course collections, all or a portion of the Company’s Loan and Security Agreement, dated as of July 30, 2021 by and among the Company, as the lead borrower, certain of its subsidiaries party thereto as borrowers, Siena Lending Group LLC and the other financial institutions party thereto from time to time as lenders, Siena Lending Group LLC, as agent, and certain additional subsidiaries of the Company, as guarantors thereunder, as amended.

The description of the DIP Financing Agreement set forth above is qualified in its entirety by reference to the full text of the DIP Financing Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein in its entirety by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the DIP Financing Agreement is incorporated herein by reference.

Cautionary Statements Regarding Trading in the Company’s Securities

The Company cautions that trading in the Company’s common stock during the pendency of the Chapter 11 Case is highly speculative and poses substantial risks. Trading prices for the Company’s common stock may bear little or no relationship to the actual recovery, if any, by holders of the Company’s common stock in the Chapter 11 Case. Accordingly, the Company urges extreme caution with respect to existing and future investments in its common stock.

Item 7.01	Regulation FD Disclosure.

On June 7, 2023, the Company issued a press release announcing the entry into the Purchase Agreement and the DIP Financing Agreement. The Company’s press release is attached hereto as Exhibit 99.1.

Forward-Looking Statements

This document may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact, including statements regarding anticipated timing of filings with the Securities and Exchange Commission are forward-looking. The Company often use words such as anticipates, believes, estimates, expects, intends, seeks, predicts, hopes, should, plans, will, or the negative of these terms and similar expressions to identify forward-looking statements, although not all forward looking-statements contain these words. These statements are based on management's current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to), the Company’s ability to resolve the foregoing matters involving its liquidity and indebtedness. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. The Company is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*	Asset and Equity Purchase Agreement, dated as of July 3, 2023, by and between the Company, the Company’s subsidiaries party thereto, and WRNN-TV Associates Limited Partnership
10.1	Debtor-In-Possession Loan Agreement, dated as of July 3, 2023, between the Company and Siena Lending Group LLC
99.1	Press Release, dated July 7, 2023
104	Cover Page Interactive Data File, formatted in Inline XBRL

*	Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted exhibit or schedule will be furnished supplementally to the Securities and Exchange Commission or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2023	iMedia Brands, Inc.

	By:	/s/ Timothy A. Peterman
Timothy A. Peterman
Chief Executive Officer & Interim Chief Financial Officer